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                                  EXHIBIT 5(B)



                     Amended and Restated Schedule A to the
                          Investment Advisory Agreement



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                                                     Dated: As of March 28, 1997

                              Amended and Restated
                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                           between HighMark Funds and
                         Union Bank of California, N.A.


Name of Fund                                Compensation*

Balanced Fund                       Annual rate of sixty one-hundredths of one
                                    percent (.60%) of the Balanced Fund's
                                    average daily net assets.

Growth Fund                         Annual rate of sixty one-hundredths of one
                                    percent (.60%) of the Growth Fund's average daily net assets.

Income Equity Fund                  Annual rate of sixty one-hundredths of one
                                    percent (.60%) of the Income Equity Fund's average daily net assets.

Value Momentum Fund                 Annual rate of sixty one-hundredths of one
                                    percent (.60%) of the Value Momentum Fund's average daily net assets.

Blue Chip Growth Fund               Annual rate of sixty one-hundredths of one
                                    percent (.60%) of the Blue Chip Growth
                                    Fund's average daily net assets.

Emerging Growth Fund                Annual rate of eighty one-hundredths of one
                                    percent (.80%) of the Emerging Growth Fund's average daily net assets.

International Equity Fund           Annual rate of ninety five one-hundredths of
                                    one percent (.95%) of the International
                                    Equity Fund's average daily net assets.

Bond Fund                           Annual rate of fifty one-hundredths of one
                                    percent (.50%) of the Bond Fund's average daily net assets.

Intermediate-Term Bond Fund         Annual rate of fifty one-hundredths of one
                                    percent (.50%) of the Intermediate-Term Bond
                                    Fund's average daily net assets.

Government Securities Fund          Annual rate of fifty one-hundredths of one
                                    percent (.50%) of the Government Securities
                                    Fund average daily net assets.

Convertible Securities Fund         Annual rate of sixty one-hundredths of one
                                    percent (.60%) of the Convertible Securities
                                    Fund's average daily net assets.


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California Intermediate Tax-Free
Bond Fund                           Annual rate of fifty one-hundredths of one
                                    percent (.50%) of the California
                                    Intermediate Tax-Free Bond Fund's average daily net assets.

Diversified Money Market Fund       Annual rate of thirty one-hundredths of
                                    one percent (.30%) of the Diversified Money
                                    Market Fund's average daily net assets.

U.S. Government Money
Market Fund                         Annual rate of thirty one-hundredths of one
                                    percent (.30%) of the U.S. Government Money
                                    Market Fund's average daily net assets.

100% U.S. Treasury
Money Market Fund                   Annual rate of thirty one-hundredths of one
                                    percent (.30%) of the 100% U.S. Treasury
                                    Money Market Fund's average daily net
                                    assets.

California Tax-Free Money
Market Fund                         Annual rate of thirty one-hundredths of
                                    one percent (.30%) of the California
                                    Tax-Free Money Market Fund's average daily net assets.

*  All fees are computed daily and paid monthly


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                                        HIGHMARK FUNDS



                                        By: /s/ Kevin Robins
                                            ________________________________



                                        Title: Vice President
                                              _____________________________



                                        UNION BANK OF CALIFORNIA, N.A.



                                        By: /s/ Clark Gates
                                           ________________________________



                                        Title: Senior Vice President
                                              _____________________________



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